Exhibit 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584
______________________________________________________________________________________________________
P R E S S R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	4:16 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com
Universal Corporation Reports Second Quarter Results
Richmond, VA November 2, 2023 / PRNEWSWIRE
___________________________________________________________________________________

George C. Freeman, III, Chairman, President, and Chief Executive Officer of Universal Corporation (NYSE:UVV), stated, “Our fiscal year 2024 is developing very well with operating income for the six months and quarter ended September 30, 2023, up 30% and 46%, respectively, compared to the six months and quarter ended September 30, 2022. Gross profit margins also rebounded nicely in the first half of fiscal year 2024, compared with the same period in fiscal year 2023, with our ingredients companies making a positive contribution. Our Tobacco Operations segment delivered strong performance in the first half of fiscal year 2024 on robust demand for leaf tobacco from our customers. Results for the Ingredients Operations segment were also up in the second quarter of fiscal year 2024, compared to the same quarter in the prior fiscal year. This segment saw some supply chain normalization, which stabilized demand from certain of our customers and generated better results in the second quarter of fiscal year 2024, compared to the first quarter of fiscal year 2024 when the segment experienced soft customer demand.

“Strong demand for leaf tobacco from our customers and a favorable tobacco product mix benefited our results for the first half of fiscal year 2024. Leaf tobacco margins improved in the first half of fiscal year 2024, despite lower leaf tobacco sales volumes, as we had fewer shipments of lower margin tobacco, compared to the first half of fiscal year 2023. Segment operating income for our Tobacco Operations segment was up 46% and 55% for the six months and quarter ended September 30, 2023, respectively, compared to the six months and quarter ended September 30, 2022. Our uncommitted tobacco inventory level of 12% at September 30, 2023, remained low, and global leaf tobacco supply continues to be tight for all types of tobacco. Looking ahead, we continue to expect that similar to fiscal year 2023, our
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Universal Corporation

tobacco shipments will be strongly weighted to the second half of the fiscal year 2024. We also believe our uncommitted tobacco inventory levels will remain low for the rest of fiscal year 2024.

“We were pleased to see demand from certain customers for our ingredients products stabilizing in the quarter ended September 30, 2023. Although results for the Ingredients Operations segment were lower in the six months ended September 30, 2023, compared to the six months ended September 30, 2022, we believe that our customers have been working through their excess inventory levels, and raw material prices, such as apple prices, are coming down. While navigating evolving market dynamics, we remain focused on and encouraged by both our core and new business opportunities with existing and first-time ingredients customers. We continue to strongly believe that our commercial and research and development efforts coupled with our expanded range of capabilities that we can offer our customers due to our ongoing investments in our ingredients platform will strengthen our business for the future.

“Our costs continued to be elevated in the first half of fiscal year 2024, compared to the first half of fiscal year 2023. Interest expense was up over $13 million primarily on higher interest rates, and green tobacco prices were also higher. Despite the higher costs, we have been able to reduce our debt levels in fiscal year 2024. At September 30, 2023, our net debt levels, which we define as the sum of notes payable and overdrafts, long-term debt, and customer advances and deposits, less cash and cash equivalents, declined by about $70 million, compared to our net debt levels at September 30, 2022.

“Universal has a fundamental responsibility to its stakeholders to achieve high standards of environmental performance to support sustainable operations, which we demonstrate through our supplier engagement and disclosures on climate change, water stewardship, and forestry. Our record is highlighted by 15 years of participation in CDP disclosure, the establishment of science-based targets, and recognition by CDP as a Supplier Engagement Leader. To add to our commitment to environmental sustainability, we have committed to water stewardship throughout our operations. To Universal, water stewardship is water usage that is socially and culturally equitable, environmentally sustainable, economically beneficial, and achieved through a multi‐stakeholder process. Our Nominating and Corporate Governance Committee and our management team have approved a Water Stewardship policy to guide and publicly commit to water stewardship through our global operations.”

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Universal Corporation

FINANCIAL HIGHLIGHTS
	Six Months Ended September 30,		Change
(in millions of dollars, except per share data)	2023	2022	$	%

Consolidated Results
Sales and other operating revenue	$1,156.2	$1,080.8	$75.4	7%
Cost of goods sold	$938.0	$890.8	$47.1	5%
Gross Profit Margin	18.9%	17.6%		130 bps
Selling, general and administrative expenses	$149.3	$138.8	$10.5	8%
Operating income (loss)	$66.3	$51.2	$15.2	30%
Diluted earnings (loss) per share (as reported)	$1.04	$1.15	$(0.11)	(10)%
Adjusted diluted earnings (loss) per share (non-GAAP)*	$1.13	$1.13	$—	—%
Segment Results
Tobacco operations sales and other operating revenues	$998.6	$918.1	$80.5	9%
Tobacco operations operating income	$61.3	$41.9	$19.4	46%
Ingredients operations sales and other operating revenues	$157.6	$162.7	$(5.1)	(3)%
Ingredient operations operating income (loss)	$2.8	$9.1	$(6.3)	(69)%
*See Reconciliation of Certain Non-GAAP Financial Measures in Other Items below.

Net income for the six months ended September 30, 2023, was $26.1 million, or $1.04 per diluted share, compared with $28.7 million, or $1.15 per diluted share, for the six months ended September 30, 2022. Excluding restructuring and impairment costs and certain other non-recurring items, detailed in Other Items below, net income increased by $0.2 million and diluted earnings per share were flat for the six months ended September 30, 2023, compared to the six months ended September 30, 2022. Operating income of $66.3 million for the six months ended September 30, 2023, increased by $15.2 million, compared to operating income of $51.2 million for the six months ended September 30, 2022. Adjusted operating income, detailed in Other Items below, of $68.9 million increased by $17.8 million for the first half of fiscal year 2024, compared to adjusted operating income of $51.2 million for the first half of fiscal year 2023.

Net income for the quarter ended September 30, 2023, was $28.1 million, or $1.12 per diluted share, compared with $21.9 million, or $0.88 per diluted share, for the quarter ended September 30, 2022. Excluding restructuring and impairment costs and certain other non-recurring items, detailed in Other Items below, net income and diluted earnings per share increased by $8.4 million and $0.33, respectively, for the quarter ended September 30, 2023, compared to the quarter ended September 30, 2022. Operating income of $55.3 million for the quarter ended September 30, 2023, increased by $17.4 million, compared to operating income of $37.9 million for the quarter ended September 30, 2022. Adjusted operating income, detailed in Other Items below, of $57.9 million increased by $20.0 million for the second quarter of fiscal year 2024, compared to adjusted operating income of $37.9 million for the second quarter of fiscal year 2023.

Consolidated revenues increased by $75.4 million to $1.2 billion and decreased slightly by $12.5 million to $638.5 million, respectively, for the six months and quarter ended September 30, 2023, compared to the same periods in fiscal year 2023. These changes were largely due to lower tobacco sales volumes but higher tobacco sales prices and a favorable product mix in the Tobacco Operations segment.

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Universal Corporation

TOBACCO OPERATIONS

Operating income for the Tobacco Operations segment increased by $19.4 million to $61.3 million and by $18.6 million to $52.4 million, respectively, for the six months and quarter ended September 30, 2023, compared with the six months and quarter ended September 30, 2022. Tobacco Operations segment operating income was up despite lower tobacco sales volumes largely on a more favorable product mix in the six months and quarter ended September 30, 2023, compared to the same periods in the prior fiscal year, when a large amount of lower margin carryover tobacco crops were shipped. Carryover crop shipments were significantly lower while current crop shipments were higher in both South America and Africa in the six months and quarter ended September 30, 2023, compared to the same periods in fiscal year 2023. In Europe, sales volumes and revenues were up due to shipment timing in the six months and quarter ended September 30, 2023, compared to the same periods in the prior fiscal year. In Asia, our operations also saw an improved product mix in the six months and quarter ended September 30, 2023, compared to the six months and quarter ended September 30, 2022. Equity earnings from our oriental tobacco joint venture were down significantly in the six months and quarter ended September 30, 2023, compared to the same periods in the prior fiscal year, on unfavorable foreign currency comparisons and higher interest expenses. Selling, general, and administrative expenses for the Tobacco Operations segment were higher in the six months ended September 30, 2023, compared to six months ended September 30, 2022, primarily on higher compensation costs partially offset by favorable foreign currency comparisons. In the quarter ended September 30, 2023, selling, general, and administrative expenses were down, compared to the quarter ended September 30, 2022, largely on favorable foreign currency comparisons. Revenues for the Tobacco Operations segment of $998.6 million for the six months ended September 30, 2023, and $554.7 million for the quarter ended September 30, 2023, were up $80.5 million and down $15.4 million, respectively, compared to the same periods in the prior fiscal year. These changes were largely due to lower tobacco sales volumes, higher tobacco sales prices, and a favorable product mix.

INGREDIENTS OPERATIONS

Operating income for the Ingredients Operations segment was $2.8 million and $4.8 million, respectively, for the six months and quarter ended September 30, 2023, compared to $9.1 million and $4.5 million, respectively for the six months and quarter ended September 30, 2022. Operating income for the Ingredients Operations segment was up slightly for the quarter ended September 30, 2023, compared to the quarter end September 30, 2022, on the stabilization of sales volumes for certain customers. Results for our Ingredients Operations segment were down in the six months ended September 30, 2023, compared to the six months ended September 30, 2022, on lower demand due to customers continuing to carry high inventory levels. Prices for some key raw materials were down in the six months ended September 30, 2023, compared to the six months ended September 30, 2022. Inventory write-downs for the Ingredients Operations segment were higher in the six months ended September 30, 2023, compared to the same period in the prior fiscal year, on the changes in customer demand and new crop raw material prices. Selling, general, and administrative expenses for this segment increased in the six months and quarter ended September 30, 2023, compared to the same periods in the prior fiscal year, largely on higher labor costs and investments in product development capabilities. For the quarter ended September 30, 2023, revenues for the Ingredients Operations segment of $83.8 million were up $2.9 million, compared to the quarter ended September 30, 2022, largely on higher sales volumes partly from new business. Revenues for the Ingredients Operations segment of $157.6 million for six months ended September 30, 2023, compared to the six months ended September 30, 2022, were down $5.1 million, largely on lower sales volumes and sales prices.
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Universal Corporation

OTHER ITEMS

Cost of goods sold in the six months ended September 30, 2023, increased by 5% to $938.0 million, compared with the six months ended September 30, 2022, largely due to higher green tobacco costs. Cost of goods sold in the quarter ended September 30, 2023, decreased by 6% to $506.8 million, compared with the quarter ended September 30, 2022, primarily on changes in tobacco sales volumes and product mix. Selling, general, and administrative costs for the six months ended September 30, 2023, increased by $10.5 million to $149.3 million, compared to the six months ended September 30, 2022, on higher compensation costs partially offset by favorable foreign currency comparisons. Selling, general, and administrative costs for the quarter ended September 30, 2023, increased by $1.4 million to $73.8 million, compared to the same period in the prior fiscal year, largely on favorable foreign currency comparisons offset by higher compensation costs and provisions on advances to suppliers. Interest expense for the six months and quarter ended September 30, 2023, compared to the same periods in the prior fiscal year, increased by $13.6 million to $32.6 million and by $4.8 million to $17.1 million, respectively, on increased costs from higher interest rates.

For both the six months and quarter ended September 30, 2023, our effective tax rate on pre-tax income was 21.5%. For the six months and quarter ended September 30, 2022, our effective tax rate on pre-tax income was 31.1% and 25.5%, respectively. The consolidated effective income tax rate for the six months ended September 30, 2022, was affected by the sale of our idled Tanzania operations in the quarter ended June 30, 2022, which resulted in $1.1 million of additional income taxes. Without this item, the consolidated effective income tax rate for the six months ended September 30, 2022, would have been approximately 27.5%. Additionally, the sale of our idled Tanzania operations resulted in a $1.8 million reduction to consolidated interest expense related to an uncertain tax position.

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Universal Corporation

Reconciliation of Certain Non-GAAP Financial Measures

The following table sets forth certain non-recurring items included in reported results to reconcile adjusted net income to net income attributable to Universal Corporation:

Adjusted Operating Income Reconciliation
	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands)	2023	2022	2023	2022
As Reported: Consolidated operating income	$55,312	$37,886	$66,347	$51,152
Restructuring and impairment costs(1)	2,599	—	2,599	—
As Adjusted operating income (Non-GAAP)	$57,911	$37,886	$68,946	$51,152

Adjusted Net Income Attributable to Universal Corporation and Adjusted Diluted Earnings Per Share Reconciliation

(in thousands except for per share amounts)	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
As Reported: Net income attributable to Universal Corporation	$28,128	$21,855	$26,064	$28,685
Restructuring and impairment costs(1)	2,599	—	2,599	—
Interest expense reversal on uncertain tax position from sale of operations in Tanzania	—	—	—	(1,816)
Total of Non-GAAP adjustments to income before income taxes	2,599	—	2,599	(1,816)
Non-GAAP adjustments to income taxes
Income tax benefit from restructuring and impairment costs	(465)	—	(465)	—
Income tax expense from sale of operations in Tanzania	—	—	—	1,132
Total of income tax impacts for Non-GAAP adjustments to income before income taxes	(465)	—	(465)	1,132
As adjusted: Net income attributable to Universal Corporation (Non-GAAP)	$30,262	$21,855	$28,198	$28,001
As reported: Diluted earnings per share	$1.12	$0.88	$1.04	$1.15
As adjusted: Diluted earnings per share (Non-GAAP)	$1.21	$0.88	$1.13	$1.13
(1) Restructuring and impairment costs are included in Consolidated operating income in the consolidated statements of income, but excluded for purposes of Adjusted operating income, Adjusted net income available to Universal Corporation, and Adjusted diluted earnings per share.

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Universal Corporation

Additional information
Amounts described as net income (loss) and earnings (loss) per diluted share in the previous discussion are attributable to Universal Corporation and exclude earnings related to non-controlling interests in subsidiaries. Adjusted operating income (loss), adjusted net income (loss) attributable to Universal Corporation, adjusted diluted earnings (loss) per share, and the total for segment operating income (loss) referred to in this discussion are non-GAAP financial measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for operating income (loss), net income (loss) attributable to Universal Corporation, diluted earnings (loss) per share, cash from operating activities or any other operating or financial performance measure calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. A reconciliation of adjusted operating income (loss) to consolidated operating (income), adjusted net income (loss) attributable to Universal Corporation to consolidated net income (loss) attributable to Universal Corporation and adjusted diluted earnings (loss) per share to diluted earnings (loss) per share are provided in Other Items above. In addition, we have provided a reconciliation of the total for segment operating income (loss) to consolidated operating income (loss) in Note 3 "Segment Information" to the consolidated financial statements. Management evaluates the consolidated Company and segment performance excluding certain significant charges or credits. We believe these non-GAAP financial measures, which exclude items that we believe are not indicative of our core operating results, provide investors with important information that is useful in understanding our business results and trends.

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers that any statements contained herein regarding financial condition, results of operation, and future business plans, operations, opportunities, and prospects for its performance are forward-looking statements based upon management’s current knowledge and assumptions about future events, and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, impacts of the COVID-19 pandemic and subvariants; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; product purchased not meeting quality and quantity requirements; our reliance on a few large customers; its ability to maintain effective information technology systems and safeguard confidential information; anticipated levels of demand for and supply of its products and services; costs incurred in providing these products and services including increased transportation costs and delays attributed to global supply chain challenges; timing of shipments to customers; higher inflation rates; changes in market structure; government regulation and other stakeholder expectations; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts, such as the conflict in Ukraine; product taxation; industry consolidation and evolution; changes in exchange rates and interest rates; impacts of regulation and litigation on its customers; industry-specific risks related to its plant-based ingredient businesses; exposure to certain regulatory and financial risks related to climate change; changes in estimates and assumptions underlying its critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations; and general economic, political, market, and weather conditions. Actual results, therefore, could vary from those expected. A further list and description of these risks, uncertainties, and other factors can be found in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2023, and in other documents the Company files with the Securities and Exchange Commission. This information should be read in conjunction with the Annual Report on Form 10-K for the years ended March 31, 2023. The Company cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made.

At 5:00 p.m. (Eastern Time) on November 2, 2023, the Company will host a conference call to discuss these results. Those wishing to listen to the call may do so by visiting www.universalcorp.com at that time. A replay of the webcast will be available at that site through February 2, 2024. A taped replay of the call will be available through November 16, 2023, by dialing (877) 674-7070. The confirmation number to access the replay is 801368.

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Universal Corporation

Universal Corporation (NYSE: UVV), headquartered in Richmond, Virginia, is a global business-to-business agri-products supplier to consumer product manufacturers, operating in over 30 countries on five continents. We strive to be the supplier of choice for our customers by leveraging our farmer base, our commitment to a sustainable supply chain, and our ability to provide high-quality, customized, traceable, value-added agri-products essential for our customers’ requirements. We find innovative solutions to serve our customers and have been meeting their agri-product needs for more than 100 years. Our principal focus since our founding in 1918 has been tobacco, and we are the leading global leaf tobacco supplier. Through our plant-based ingredients platform, we provide a variety of value-added manufacturing processes to produce high-quality, specialty vegetable- and fruit-based ingredients as well as botanical extracts and flavorings for the food and beverage end markets. For more information, visit www.universalcorp.com.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Sales and other operating revenues	$638,484	$650,984	$1,156,206	$1,080,806
Costs and expenses
Cost of goods sold	506,767	540,725	937,977	890,829
Selling, general and administrative expenses	73,806	72,373	149,283	138,825
Restructuring and impairment costs	2,599	—	2,599	—
Operating income	55,312	37,886	66,347	51,152
Equity in pretax earnings (loss) of unconsolidated affiliates	(713)	416	(4,879)	(137)
Other non-operating income (expense)	728	(77)	1,453	(139)
Interest income	953	93	2,318	330
Interest expense	17,053	12,270	32,596	18,994
Income before income taxes and other items	39,227	26,048	32,643	32,212
Income taxes	8,439	6,642	7,016	10,005
Net income	30,788	19,406	25,627	22,207
Less: net loss (income) attributable to noncontrolling interests in subsidiaries	(2,660)	2,449	437	6,478
Net income attributable to Universal Corporation	$28,128	$21,855	$26,064	$28,685

Earnings per share:
Basic	$1.13	$0.88	$1.05	$1.16
Diluted	$1.12	$0.88	$1.04	$1.15

See accompanying notes.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	September 30,	September 30,	March 31,
	2023	2022	2023
	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$99,683	$58,855	$64,690
Accounts receivable, net	368,924	469,406	402,073
Advances to suppliers, net	105,637	106,475	170,801
Accounts receivable—unconsolidated affiliates	55,409	51,179	12,210
Inventories—at lower of cost or net realizable value:
Tobacco	1,086,240	968,167	833,876
Other	212,268	234,581	202,907
Prepaid income taxes	23,918	14,820	16,493
Other current assets	95,634	87,910	99,840
Total current assets	2,047,713	1,991,393	1,802,890

Property, plant and equipment
Land	26,262	23,998	24,926
Buildings	316,180	300,925	311,138
Machinery and equipment	705,977	659,409	689,220
	1,048,419	984,332	1,025,284
Less accumulated depreciation	(691,811)	(643,584)	(674,122)
	356,608	340,748	351,162
Other assets
Operating lease right-of-use assets	36,318	43,278	40,505
Goodwill, net	213,856	213,803	213,922
Other intangibles, net	74,475	86,129	80,101
Investments in unconsolidated affiliates	70,618	70,878	76,184
Deferred income taxes	16,192	18,180	13,091
Pension asset	10,650	12,740	9,984
Other noncurrent assets	35,342	36,848	51,343
	457,451	481,856	485,130

Total assets	$2,861,772	$2,813,997	$2,639,182

See accompanying notes.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	September 30,	September 30,	March 31,
	2023	2022	2023
	(Unaudited)	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable and overdrafts	$301,379	$582,382	$195,564
Accounts payable	70,737	63,823	83,213
Accounts payable—unconsolidated affiliates	166	—	5,830
Customer advances and deposits	166,505	12,644	3,061
Accrued compensation	26,772	20,944	33,108
Income taxes payable	4,494	4,589	3,274
Current portion of operating lease liabilities	10,469	10,735	11,404
Accrued expenses and other current liabilities	120,623	103,330	106,533
Current portion of long-term debt	—	—	—
Total current liabilities	701,145	798,447	441,987

Long-term debt	617,086	518,923	616,809
Pensions and other postretirement benefits	42,378	49,398	42,769
Long-term operating lease liabilities	22,804	27,905	25,540
Other long-term liabilities	15,769	15,302	32,512
Deferred income taxes	45,082	49,289	42,613
Total liabilities	1,444,264	1,459,264	1,202,230

Shareholders’ equity
Universal Corporation:
Preferred stock:
Series A Junior Participating Preferred Stock, no par value, 500,000 shares authorized, none issued or outstanding	—	—	—
Common stock, no par value, 100,000,000 shares authorized 24,558,493 shares issued and outstanding at September 30, 2023 (24,555,361 at September 30, 2022 and 24,555,361 at March 31, 2023)	339,241	333,540	337,247
Retained earnings	1,119,615	1,080,920	1,136,898
Accumulated other comprehensive loss	(74,667)	(89,606)	(77,057)
Total Universal Corporation shareholders' equity	1,384,189	1,324,854	1,397,088
Noncontrolling interests in subsidiaries	33,319	29,879	39,864
Total shareholders' equity	1,417,508	1,354,733	1,436,952

Total liabilities and shareholders' equity	$2,861,772	$2,813,997	$2,639,182

See accompanying notes.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)

	Six Months Ended September 30,
	2023	2022
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,627	$22,207
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	29,009	28,294
Net provision for losses (recoveries) on advances to suppliers	3,835	(1,034)
Inventory writedowns	2,870	7,654
Stock-based compensation expense	5,711	5,304
Foreign currency remeasurement (gain) loss, net	7,528	6,191
Foreign currency exchange contracts	2,563	13,562
Deferred income taxes	(3,560)	(7,144)
Equity in net loss (income) of unconsolidated affiliates, net of dividends	3,135	(18)
Restructuring and impairment costs	2,599	—
Restructuring payments	(806)	—
Other, net	1,012	1,913
Changes in operating assets and liabilities, net:	(68,989)	(423,177)
Net cash provided (used) by operating activities	10,534	(346,248)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(32,630)	(26,588)
Proceeds from sale of business, net of cash held by the business	3,757	1,168
Proceeds from sale of property, plant and equipment	713	1,644
Net cash used by investing activities	(28,160)	(23,776)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of short-term debt, net	105,649	399,924
Dividends paid to noncontrolling interests	(5,845)	(6,825)
Repurchase of common stock	(4,744)	(3,448)
Dividends paid on common stock	(39,108)	(38,594)
Other	(2,963)	(1,869)
Net cash provided (used) by financing activities	52,989	349,188

Effect of exchange rate changes on cash, restricted cash and cash equivalents	(370)	(1,957)
Net increase (decrease) in cash, restricted cash and cash equivalents	34,993	(22,793)
Cash, restricted cash and cash equivalents at beginning of year	64,690	87,648

Cash, restricted cash and cash equivalents at end of period	$99,683	$64,855

Supplemental Information:
Cash and cash equivalents	$99,683	$58,855
Restricted cash (Other noncurrent assets)	—	6,000
Total cash, restricted cash and cash equivalents	$99,683	$64,855
See accompanying notes.
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Universal Corporation

NOTE 1. BASIS OF PRESENTATION

Universal Corporation, which together with its subsidiaries is referred to herein as “Universal” or the “Company,” is a global business-to-business agri-products supplier to consumer product manufacturers. The Company is the leading global leaf tobacco supplier and provides high-quality plant-based ingredients to food and beverage end markets. Because of the seasonal nature of the Company’s business, the results of operations for any fiscal quarter will not necessarily be indicative of results to be expected for other quarters or a full fiscal year. All adjustments necessary to state fairly the results for the period have been included and were of a normal recurring nature. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (the “2023 Annual Report on Form 10-K”).

NOTE 2.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands, except share and per share data)	2023	2022	2023	2022

Basic Earnings Per Share
Numerator for basic earnings per share
Net income attributable to Universal Corporation	$28,128	$21,855	$26,064	$28,685

Denominator for basic earnings per share
Weighted average shares outstanding	24,869,697	24,779,237	24,855,974	24,774,126

Basic earnings per share	$1.13	$0.88	$1.05	$1.16

Diluted Earnings Per Share
Numerator for diluted earnings per share
Net income attributable to Universal Corporation	$28,128	$21,855	$26,064	$28,685

Denominator for diluted earnings per share:
Weighted average shares outstanding	24,869,697	24,779,237	24,855,974	24,774,126
Effect of dilutive securities
Employee and outside director share-based awards	145,672	160,190	141,925	163,365
Denominator for diluted earnings per share	25,015,369	24,939,427	24,997,899	24,937,491

Diluted earnings per share	$1.12	$0.88	$1.04	$1.15

-- M O R E --

Universal Corporation

NOTE 3. SEGMENT INFORMATION

The Company conducts operations across two reportable operating segments, Tobacco Operations and Ingredients Operations.

The Tobacco Operations segment activities involve selecting, procuring, processing, packing, storing, shipping, and financing leaf tobacco for sale to, or for the account of, manufacturers of consumer tobacco products throughout the world. Through various operating subsidiaries located in tobacco-growing countries around the world and significant ownership interests in unconsolidated affiliates, the Company processes and/or sells flue-cured and burley tobaccos, dark air-cured tobaccos, and oriental tobaccos. Flue-cured, burley, and oriental tobaccos are used principally in the manufacture of cigarettes, and dark air-cured tobaccos are used mainly in the manufacture of cigars, pipe tobacco, and smokeless tobacco products. Some of these tobacco types are also increasingly used in the manufacture of non-combustible tobacco products that are intended to provide consumers with an alternative to traditional combustible products. The Tobacco Operations segment also provides physical and chemical product testing and smoke testing for tobacco customers. A substantial portion of the Company’s Tobacco Operations' revenues are derived from sales to a limited number of large, multinational cigarette and cigar manufacturers.

The Ingredients Operations segment provides its customers with a broad variety of plant-based ingredients for both human and pet consumption. The Ingredients Operations segment utilizes a variety of value-added manufacturing processes converting raw materials into a wide spectrum of fruit and vegetable juices, concentrates, dehydrated products, flavors, and botanical extracts. Customers for the Ingredients Operations segment include large multinational food and beverage companies, smaller independent manufacturers, and retail organizations. FruitSmart, Silva, and Shank's are the primary operations for the Ingredients Operations segment. FruitSmart manufactures fruit and vegetable juices, purees, concentrates, essences, fibers, seeds, seed oils, and seed powders. Silva is primarily a dehydrated product manufacturer of fruit and vegetable based flakes, dices, granules, powders, and blends. Shank's manufactures flavors and botanical extracts and also offers bottling and custom packaging for customers.

The Company currently evaluates the performance of its segments based on operating income after allocated overhead expenses, plus equity in the pretax earnings (loss) of unconsolidated affiliates. Operating results for the Company’s reportable segments for each period presented in the consolidated statements of income and comprehensive income were as follows.

	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands of dollars)	2023	2022	2023	2022

SALES AND OTHER OPERATING REVENUES
Tobacco Operations	$554,653	$570,030	$998,561	$918,093
Ingredients Operations	83,831	80,954	157,645	162,713
Consolidated sales and other operating revenues	$638,484	$650,984	$1,156,206	$1,080,806

OPERATING INCOME
Tobacco Operations	$52,387	$33,790	$61,270	$41,906
Ingredients Operations	4,811	4,512	2,797	9,109
Segment operating income	57,198	38,302	64,067	51,015
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates (1)	713	(416)	4,879	137
Restructuring and impairment costs (2)	(2,599)	—	(2,599)	—
Consolidated operating income	$55,312	$37,886	$66,347	$51,152

(1)Equity in pretax earnings (loss) of unconsolidated affiliates is included in segment operating income (Tobacco Operations), but is reported below consolidated operating income and excluded from that total in the consolidated statements of income and comprehensive income.
(2)Restructuring and impairment costs are excluded from segment operating income, but are included in consolidated operating income in the consolidated statements of income and comprehensive income.
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